Exhibit 99.1

July 27, 2010	Media Contact:	Anthony Farina
WILMINGTON, Del.		302-773-4418
anthony.r.farina@usa.dupont.com

	Investor Contact:	302-774-4994

DuPont Delivers Strong Second Quarter Earnings On Top-Line Growth

Company Increases 2010 EPS Guidance

Highlights:

•                  DuPont’s second-quarter 2010 reported earnings per share were $1.26, compared to $.46 in the prior year.  Excluding significant items from both periods, earnings for the second quarter were $1.17 per share versus $.61 per share in the prior year (see Schedule B for significant items).

•                  Sales were $8.6 billion, up 26 percent versus the prior year.  This reflects 21 percent higher volume, 5 percent higher local selling prices, a 1 percent benefit from currency, and a 1 percent reduction from portfolio changes.  Emerging markets sales increased 32 percent.

•                  All segments had double-digit sales increases, with more than 25 percent volume growth in the Electronics & Communications, Performance Materials, and Safety & Protection segments.

•                  Agriculture & Nutrition delivered 16 percent sales growth and 31 percent higher pre-tax earnings.  North American seed business performance underpinned this growth with both price and volume increases, marking another year of solid share gains in both corn and soybeans.

•                  Planned fixed-cost increases for Agriculture & Nutrition, higher non-cash pension expense and an asset impairment charge were partly offset by productivity projects and restructuring savings, which remain on track.  Fixed costs were 38 percent of sales.

•                  DuPont increased its full-year 2010 earnings guidance range to $2.90 to $3.05 per share, excluding significant items.  The previous range was $2.50 to $2.70 per share.

“Our outstanding focus and disciplined execution delivered excellent results,” said DuPont Chair and CEO Ellen Kullman. “DuPont’s global team worked closely with customers, applying the breadth and depth of our science capabilities to meet market needs. We grew sales across every segment. Several businesses, including electronics and titanium dioxide, delivered results that far exceeded pre-recession levels. We continue to hit our productivity and cost-control targets, and remain highly disciplined in creating operating leverage to further grow the company.”

Global Consolidated Sales and Net Income

Second-quarter 2010 consolidated net sales of $8.6 billion were 26 percent higher than the prior year reflecting 21 percent higher volume, 5 percent higher local selling prices, a 1 percent positive impact from currency exchange rates, and a 1 percent reduction from portfolio changes. The table below shows regional sales and variances versus the second quarter 2009.

	Three Months Ended		Percentage Change Due to:
	June 30, 2010		Local
		%	Currency	Currency		Portfolio/
(Dollars in billions)	$	Change	Price	Effect	Volume	Other
U.S.	$3.6	18	5	—	14	(1)
EMEA*	2.1	24	4	(2)	22	—
Asia Pacific	1.8	47	5	3	40	(1)
Latin America	0.7	20	3	2	16	(1)
Canada	0.4	30	6	14	12	(2)

Total Consolidated Sales	$8.6	26	5	1	21	(1)

* Europe, Middle East & Africa

Net income attributable to DuPont for the second quarter 2010 was $1.2 billion versus $0.4 billion in 2009.  Excluding significant items in both years, net income attributable to DuPont of $1.1 billion increased $514 million, or 92 percent, from $558 million in the second quarter 2009.  The increase principally reflects significantly higher sales volume, higher local selling prices, increased manufacturing capacity utilization, and a lower tax rate.  The increases were partly offset by lower Pharmaceuticals income and higher fixed costs.  Raw material, energy and transportation costs were 3 percent higher than second quarter 2009 after adjusting for volume and currency impacts.  The company’s productivity and cost-cutting actions are tracking on plan.  This quarter also benefitted from insurance recoveries and minor asset sales.

Earnings Per Share

The table below shows year-over-year earnings per share (EPS) variances for the second quarter.

EPS ANALYSIS

2Q

EPS- 2009	$.46
Significant items (schedule B)	(.15)
EPS 2009-Excluding significant items	$.61

Local prices	.27
Variable costs*	(.09)
Volume	.50
Fixed costs*	(.20)
Currency	.03
Other (includes Pharmaceuticals)**	(.05)
Tax	.10
EPS 2010- Excluding significant items	$1.17
Significant items (schedule B)	.09
EPS- 2010	$1.26

* Fixed and variable costs exclude volume & currency impact; Fixed costs include $(.02) asset impairment charges

** Includes $(.16) lower Pharma income, partly offset by $.04 net gains on sales of assets, $.03 insurance recoveries and $.02 exchange gains

Business Segment Performance

The table below shows second quarter 2010 segment sales and related variances versus the prior year.

			Percentage Change
	Three Months Ended		Due to:
SEGMENT SALES*	June 30, 2010		USD		Portfolio
(Dollars in billions)	$	% Change	Price	Volume	and Other
Agriculture & Nutrition	$3.0	16	5	12	(1)
Electronics & Communications	0.7	53	5	48	—
Performance Chemicals	1.6	26	8	19	(1)
Performance Coatings	1.0	15	4	11	—
Performance Materials	1.6	45	11	35	(1)
Safety & Protection	0.8	27	—	27	—

*      Segment sales include transfers

Segment pre-tax operating income (PTOI) for second quarter 2010 was $1,655 million compared to second quarter 2009 PTOI of $872 million.  Excluding significant items, second quarter 2010 PTOI was $1,655 million versus $1,087 million in the prior year.  Despite a $202 million decline in PTOI from Pharmaceuticals, total PTOI increased 52 percent. PTOI for each segment, excluding significant items, is shown below.

SEGMENT PTOI			$ change
(Dollars in millions)	2010	2009	vs. 2009

Agriculture & Nutrition	$762	$581	$181
Electronics & Communications	108	20	88
Performance Chemicals	274	142	132
Performance Coatings	75	31	44
Performance Materials	261	37	224
Safety & Protection	121	48	73
Other	(16)	(44)	28
	$1,585	$815	$770
Pharmaceuticals	70	272	(202)
Total Segment PTOI	$1,655	$1,087	$568

The following is a summary of business results for each of the company’s reportable segments, comparing second quarter 2010 with second quarter 2009, for sales and PTOI excluding significant items.  All references to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture & Nutrition — Sales of $3.0 billion increased $417 million, or 16 percent, principally from 12 percent volume growth and 5 percent higher selling prices.  Segment sales primarily reflect North American seed share and price gains.  Crop protection volume increased across all product lines with particularly strong sales of Rynaxypyr® insecticides and fungicides in Latin America.  Segment PTOI of $762 million improved 31 percent, principally from higher volume, partly offset by increased spending for growth initiatives.

Electronics & Communications — Sales of $657 million increased $228 million, or 53 percent, reflecting 48 percent higher volume and 5 percent higher selling prices.  Higher volume was primarily due to growth in all regions, particularly in Asia Pacific, continued global economic recovery, and strong demand across all market segments, particularly in photovoltaics.  Higher selling prices resulted from pass-through of metals prices.  PTOI of $108 million was up $88 million reflecting significantly higher volume.

Performance Chemicals — Sales of $1.6 billion increased $326 million, or 26 percent, principally driven by a 19 percent increase in volume and 8 percent higher selling prices.  The sales increase occurred in all regions, primarily in North America and Asia Pacific, and was driven by strong demand for titanium dioxide, fluoropolymers, and refrigerants, with continuing adoption of ISCEON® as a preferred retrofit to R22 refrigerants.  PTOI was $274 million, an improvement of $132 million, primarily due to higher volume and selling prices.

Performance Coatings — Sales of $962 million increased $122 million, or 15 percent, with 11 percent higher volume and 4 percent higher selling prices.  Higher volume reflects improving demand in global automotive OEM markets and continued improvement in North American and European industrial markets, particularly heavy duty truck markets.  PTOI was $75 million, up $44 million from higher volume and price.

Performance Materials — Sales of $1.6 billion increased $489 million, or 45 percent, with 35 percent higher volume and an 11 percent increase in selling prices. Strong demand in automotive, electronic and packaging markets led to growth in all regions.  PTOI was $261 million, an improvement of $224 million from higher volume and selling prices. Current quarter included a $27 million benefit from a gain on sale of a business and an insurance recovery.

Safety & Protection — Sales of $845 million increased $181 million, or 27 percent, due to higher volume.  Growth primarily reflects strengthening in industrial markets.  PTOI was $121 million, an improvement of $73 million from higher volume.

Additional information is available on the DuPont Investor Center website at www.dupont.com.

Outlook

The company increased its full-year earnings outlook to a range of $2.90 to $3.05 per share, excluding significant items, from its previous range of $2.50 to $2.70 per share.  The outlook increase reflects strong second-quarter results and expected continuation of year-over-year gains from higher sales, further strengthening of mid-cycle businesses such as Safety & Protection, and ongoing productivity improvement.  The outlook also assumes Pharmaceuticals full-year pre-tax income will be in a range from $460 to $480 million.  The company expects full-year free cash flow to be greater than $1.7 billion.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements, such as free cash flow, are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.  Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.

DuPont is a science-based products and services company.  Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere.  Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.

Forward-Looking Statements:  This news release contains forward-looking statements based on management’s current expectations, estimates and projections.  All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements.  Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions.  Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated.  These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

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7/27/10

E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended		Six Months Ended
	June 30,		June 30
	2010	2009	2010	2009
Net sales	$8,616	$6,858	$17,100	$13,729
Other income, net (a)	464	230	824	629
Total	9,080	7,088	17,924	14,358

Cost of goods sold and other operating charges (a)	5,984	5,007	11,780	10,192
Selling, general and administrative expenses	1,021	907	2,014	1,814
Research and development expense	404	331	769	654
Interest expense	103	106	206	212
Employee separation / asset related charges, net (a)	—	265	—	265
Total	7,512	6,616	14,769	13,137

Income before income taxes	1,568	472	3,155	1,221
Provision for income taxes (a)	400	51	850	311

Net income	1,168	421	2,305	910

Less: Net income attributable to noncontrolling interests	9	4	17	5

Net income attributable to DuPont	$1,159	$417	$2,288	$905

Basic earnings per share of common stock	$1.27	$0.46	$2.52	$1.00

Diluted earnings per share of common stock	$1.26	$0.46	$2.50	$0.99

Dividends per share of common stock	$0.41	$0.41	$0.82	$0.82

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	907,099,000	904,555,000	906,289,000	904,222,000
Diluted	914,548,000	908,045,000	913,216,000	906,853,000

(a) See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	June 30,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$2,215	$4,021
Marketable securities	1,744	2,116
Accounts and notes receivable, net	8,076	5,030
Inventories	4,581	5,380
Prepaid expenses	128	129
Income taxes	621	612
Total current assets	17,365	17,288
Property, plant and equipment, net of accumulated depreciation (June 30, 2010 - $18,275; December 31, 2009 - $17,821)	10,910	11,094
Goodwill	2,134	2,137
Other intangible assets	2,435	2,552
Investment in affiliates	1,047	1,014
Other assets	3,821	4,100
Total	$37,712	$38,185

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,970	$3,542
Short-term borrowings and capital lease obligations	651	1,506
Income taxes	533	154
Other accrued liabilities	3,352	4,188
Total current liabilities	7,506	9,390

Long-term borrowings and capital lease obligations	9,577	9,528
Other liabilities	11,228	11,490
Deferred income taxes	125	126
Total liabilities	28,436	30,534

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at June 30, 2010 - 993,545,000; December 31, 2009 - 990,855,000	298	297
Additional paid-in capital	8,569	8,469
Reinvested earnings	12,245	10,710
Accumulated other comprehensive loss	(5,796)	(5,771)
Common stock held in treasury, at cost (87,041,000 shares at June 30, 2010 and December 31, 2009)	(6,727)	(6,727)
Total DuPont stockholders’ equity	8,826	7,215
Noncontrolling interests	450	436
Total equity	9,276	7,651
Total	$37,712	$38,185

E. I. du Pont de Nemours and Company

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

	Six Months Ended
	June 30,
	2010	2009

Cash (used for) provided by operating activities	$(424)	$45

Investing activities
Purchases of property, plant and equipment	(500)	(719)
Investments in affiliates	(54)	(15)
Payments for businesses (net of cash acquired)	—	(12)
Other investing activities - net	829	(730)
Cash provided by (used for) investing activities	275	(1,476)

Financing activities
Dividends paid to stockholders	(748)	(746)
Net (decrease) increase in borrowings	(831)	714
Other financing activities - net	35	(25)
Cash used for financing activities	(1,544)	(57)

Effect of exchange rate changes on cash	(113)	—

Decrease in cash and cash equivalents	(1,806)	(1,488)

Cash and cash equivalents at beginning of period	4,021	3,645

Cash and cash equivalents at end of period	$2,215	$2,157

E. I. du Pont de Nemours and Company

Schedules of Significant Items

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2010	2009	2010	2009	2010	2009
1st Quarter - Total	$—	$—	$—	$—	$—	$—

2nd Quarter
Adjustment of interest and accruals related to income tax settlements (a)	$59	$—	$87	$—	$0.09	$—
2009 Restructuring charge (b)	—	(340)	—	(227)	—	(0.25)
2008 Restructuring adjustment (c)	—	75	—	53	—	0.06
Hurricane proceeds and adjustments (d)	—	50	—	33	—	0.04
2nd Quarter - Total	$59	$(215)	$87	$(141)	$0.09	$(0.15)

Year-to-date - Total (e)	$59	$(215)	$87	$(141)	$0.10	$(0.16)

(a)   Second quarter and full year 2010 includes benefits for the adjustment of accrued interest of $59 ($38 after-tax) in Other income, net and the adjustment of income tax accruals of $49 associated with settlements of prior year tax contingencies.

(b)   Second quarter and full year 2009 included a $(340) restructuring charge recorded in Employee separation / asset related charges, net related to severance and related benefit costs, asset related charges, and other non-personnel costs.  Pre-tax amounts by segment were:  Electronics & Communications - $(43); Performance Chemicals - $(66); Performance Coatings - $(65);  Performance Materials - $(110); Safety & Protection - $(55); and Other - $(1).

(c)   Second quarter and full year 2009 included a $75 reduction in estimated costs recorded in Employee separation / asset related charges, net related to the 2008 restructuring program primarily due to the achievement of work force reductions through non-severance programs and redeployments.  Pre-tax amounts by segment were:  Agriculture & Nutrition - $(1); Performance Chemicals - $3; Performance Coatings - $42; Performance Materials - $28; Safety & Protection - $1; and Other - $2.

(d)   Second quarter and full year 2009 included a $50 benefit in Cost of goods sold and other operating charges resulting from a reduction of $26 from lower than estimated inventory and permanent investment write-offs and $24 in insurance recoveries relating to the damage from Hurricane Ike in 2008.  Total pre-tax amount relates to the Performance Materials segment.

(e)   Earnings per share for the year does not equal the sum of quarterly earnings per share due to changes in average share calculations.

See Schedule C for detail by segment.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended		Six Months Ended
	June 30,		June 30,
SEGMENT SALES (1)	2010	2009	2010	2009
Agriculture & Nutrition	$3,030	$2,613	$6,272	$5,675
Electronics & Communications	657	429	1,288	794
Performance Chemicals	1,569	1,243	2,983	2,313
Performance Coatings	962	840	1,864	1,572
Performance Materials	1,576	1,087	3,110	2,029
Safety & Protection	845	664	1,634	1,382
Other	57	31	105	59
Total Segment sales	$8,696	$6,907	$17,256	$13,824

Elimination of transfers	(80)	(49)	(156)	(95)
Consolidated net sales	$8,616	$6,858	$17,100	$13,729

(1)  Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C (continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
PRE-TAX OPERATING INCOME/(LOSS) (PTOI)	2010	2009	2010	2009
Agriculture & Nutrition	$762	$580	$1,703	$1,432
Electronics & Communications	108	(23)	213	(57)
Performance Chemicals	274	79	464	123
Performance Coatings	75	8	120	(67)
Performance Materials	261	5	491	(141)
Safety & Protection	121	(6)	223	58
Pharmaceuticals	70	272	291	524
Other	(16)	(43)	(47)	(87)
Total Segment PTOI	$1,655	$872	$3,458	$1,785

Net exchange gains (losses) (1)	105	(144)	135	(74)
Corporate expenses & net interest	(192)	(256)	(438)	(490)
Income before income taxes	$1,568	$472	$3,155	$1,221

	Three Months Ended		Six Months Ended
	June 30,		June 30,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)	2010	2009	2010	2009
Agriculture & Nutrition	$—	$(1)	$—	$(1)
Electronics & Communications	—	(43)	—	(43)
Performance Chemicals	—	(63)	—	(63)
Performance Coatings	—	(23)	—	(23)
Performance Materials	—	(32)	—	(32)
Safety & Protection	—	(54)	—	(54)
Pharmaceuticals	—	—	—	—
Other	—	1	—	1
Total significant items by segment	$—	$(215)	$—	$(215)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
PTOI EXCLUDING SIGNIFICANT ITEMS	2010	2009	2010	2009
Agriculture & Nutrition	$762	$581	$1,703	$1,433
Electronics & Communications	108	20	213	(14)
Performance Chemicals	274	142	464	186
Performance Coatings	75	31	120	(44)
Performance Materials	261	37	491	(109)
Safety & Protection	121	48	223	112
Pharmaceuticals	70	272	291	524
Other	(16)	(44)	(47)	(88)
Total Segment PTOI excluding significant items	$1,655	$1,087	$3,458	$2,000

(1)  Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects.  See Schedule D for additional information.

(2)  See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Summary of Earnings Comparisons

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2010	2009	% Change	2010	2009	% Change

Segment PTOI	$1,655	$872	90%	$3,458	$1,785	94%
Significant items charge included in PTOI (per Schedule B)	—	215		—	215
Segment PTOI excluding significant items	$1,655	$1,087	52%	$3,458	$2,000	73%

Net income attributable to DuPont	$1,159	$417	178%	$2,288	$905	153%
Significant items (benefit) charge included in net income attributable to DuPont (per Schedule B)	(87)	141		(87)	141
Net income attributable to DuPont excluding significant items	$1,072	$558	92%	$2,201	$1,046	110%

EPS	$1.26	$0.46	174%	$2.50	$0.99	153%
Significant items (benefit) charge included in EPS (per Schedule B)	(0.09)	0.15		(0.10)	0.16
EPS excluding significant items	$1.17	$0.61	92%	$2.40	$1.15	109%

Average number of diluted shares outstanding	914,548,000	908,045,000	0.7%	913,216,000	906,853,000	0.7%

Reconciliation of Earnings Per Share (EPS) Oulook

	Year Ended
	December 31,
	2010	2009
	Outlook	Actual

Earnings per share - excluding significant items	$2.90 - $3.05	$2.03
Adjustment of interest and accruals related to income tax settlements	0.10	—
Net restructuring and hurricane related items	—	(0.11)
Reported EPS	$3.00 - $3.15	$1.92

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Income before income taxes	$1,568	$472	$3,155	$1,221
Less: Net income attributable to noncontrolling interests	9	4	17	5
Add: Interest expense	103	106	206	212
Adjusted EBIT	1,662	574	3,344	1,428
Add: Depreciation and amortization	355	389	721	788
Adjusted EBITDA	$2,017	$963	$4,065	$2,216

Calculation of Free Cash Flow

	Six Month Ended
	June 30,
	2010	2009
Cash (used for) provided by operating activities	$(424)	$45
Less: Purchases of property, plant and equipment	500	719
Free cash flow	$(924)	$(674)

Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Total charges and expenses - consolidated income statements	$7,512	$6,616	$14,769	$13,137
Remove:
Interest expense	(103)	(106)	(206)	(212)
Variable costs (1)	(4,119)	(3,336)	(8,104)	(6,770)
Significant items - charge (2)	—	(215)	—	(215)
Fixed costs	$3,290	$2,959	$6,459	$5,940

Consolidated net sales	$8,616	$6,858	$17,100	$13,729

Fixed costs as a percent of consolidated net sales	38.2%	43.1%	37.8%	43.3%

(1)  Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)  See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/Losses

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes.  The net pretax exchange gains and losses are recorded in Other income, net on the Consolidated Income Statements and are largely offset by the associated tax impact.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Subsidiary/Affiliate Monetary Position Gain/(Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$(223)	$224	$(408)	$98
Local tax expenses	(12)	(25)	(22)	(57)
Net after-tax impact from subsidiary exchange gains (losses)	$(235)	$199	$(430)	$41

Hedging Program Gain/(Loss)
Pre-tax exchange gains (losses)	$328	$(368)	$543	$(172)
Tax benefits (expenses)	(114)	128	(189)	57
Net after-tax impact from hedging program exchange gains (losses)	$214	$(240)	$354	$(115)

Total Exchange Gain/(Loss)
Pre-tax exchange gains (losses)	$105	$(144)	$135	$(74)
Tax benefits (expenses)	(126)	103	(211)	—
Net after-tax exchange gains (losses)	$(21)	$(41)	$(76)	$(74)

As shown above, the “Total Exchange Gain/(Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain/(Loss)” and the “Hedging Program Gain/(Loss).”

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above, and significant items.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Income before income taxes	$1,568	$472	$3,155	$1,221
Add: Significant items - (benefit) charge (1)	(59)	215	(59)	215
Less: Net exchange gains (losses)	105	(144)	135	(74)
Income before income taxes, significant items and exchange gains/losses	$1,404	$831	$2,961	$1,510

Provision for income taxes	$400	$51	$850	$311
Add: Tax benefit on significant items	28	74	28	74
Tax benefits (expenses) on exchange gains/losses	(126)	103	(211)	—
Provision for income taxes, excluding taxes on significant items and exchange gains/losses	$302	$228	$667	$385

Effective income tax rate	25.5%	10.8%	26.9%	25.5%
Significant items effect	2.9%	7.4%	1.5%	1.3%
Tax rate before significant items	28.4%	18.2%	28.4%	26.8%
Exchange gains (losses) effect	(6.9)%	9.2%	(5.9)%	(1.3)%
Base income tax rate	21.5%	27.4%	22.5%	25.5%

(1)  See Schedule B for detail of significant items.